Exhibit 10.4
PROSPECTUS

THE INTERNATIONAL PAPER COMPANY
2024 LONG-TERM INCENTIVE COMPENSATION PLAN

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THIS DOCUMENT CONSTITUTES A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by International Paper Company. This prospectus does not constitute an offer of any securities other than those to which it relates, or an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any transaction hereunder shall under any circumstances create any implication that there has been no change in our affairs or those of our subsidiaries since the date of this prospectus. Persons who are deemed to be our “affiliates” under the Securities Act of 1933, as amended, (the “Securities Act”) may only reoffer or resell shares of our stock acquired pursuant to the registration provisions of the Securities Act or an exemption therefrom, including Rule 144.

International Paper (http://www.internationalpaper.com) is a global producer of renewable fiber-based packaging and pulp products, with manufacturing operations in North America, Latin America, Europe, and North Africa.
INTERNATIONAL PAPER COMPANY 6400 Poplar Avenue Memphis, Tennessee 38197 U.S.A.

The date of this prospectus is May 13, 2024

#98155104v3

Exhibit 10.4
Introduction
This prospectus relates to shares of common stock (“Shares”) that are provided as incentive Awards (“Award”) to non-employee directors and selected designated employees of International Paper Company (the “Company”) and its affiliates pursuant to the 2024 Long-Term Incentive Compensation Plan (the “Plan”). The purpose of the Plan is to improve the performance of the Company on a long-term basis and to attract and retain certain persons in the employ of the Company.
The Plan was approved by the Company’s shareowners on May 13, 2024.
The summary of the Plan contained in this prospectus is subject to the terms of the Plan, which is available upon request to the Company at no charge.
The Plan is administered by the Management Development and Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). Unless terminated earlier, the Plan will continue in effect until the date of the 2034 annual shareowners’ meeting or, if the shareowners approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval.
The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, or qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
Eligibility
Participation in the Plan is limited to non-employee directors and designated employees of the Company or any affiliate. Generally, full-time, active, U.S.-based employees who are in position level 18 and above are eligible to participate. In addition, certain employees outside the U.S. are eligible to participate in the Plan. Certain employees may be required to sign a Non-Competition and/or Non-Solicitation Agreement to receive an Award. Employees who do not meet minimal individual performance levels will not be eligible for a grant.
Awards Under the Plan
Types of Awards: The types of Awards under the Plan may include, without limitation, one or more of the following: (1) Stock options (“Options”); (2) Stock Appreciation Rights (“SARs”); (3) Restricted Stock; (4) Restricted Stock Units (“RSUs”); (5) Deferred Stock Units; and (6) Performance Awards.
•Options: Option grants provide a right to purchase Stock at a specified priced during specified time periods. Option Awards under the Plan may be in the form of incentive stock options (i.e., meeting the requirements of Section 422 of the Code) or non-qualified stock options (i.e., any other options). Under the terms of the Plan:
oNo Option will be exercisable later than 10 years after the date of the grant.
oNo Option shall provide for dividend equivalents and the Committee may not reprice options without shareowner approval.
oThe Committee is authorized to determine the exercise price per share for Options provided that the option shall not be less than the Fair Market Value of the Shares of Company stock at the closing as of the grant date, or on the day in which the Committee approves the settling of the Option Award in cash if applicable.
o The Committee has the authority to determine the terms and conditions of exercise and the methods of payment by which the exercise price of the Option may be paid (either by cash or cash equivalents; the delivery of Shares, the withholding of Shares, broker-assisted market sales, or any other cashless exercise arrangement).

Exhibit 10.4
•SARs: SARs provide for receipt of a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR. Under the terms of the Plan:
oThe Committee is authorized to determine the base price of the SAR, which shall not be less than the Fair Market Value of one Share on the date of grant.
oNo SAR will be exercisable later than 10 years after the date of the grant.
oNo SAR shall provide for dividend equivalents.
oThe Committee may not reprice SARs without shareowner approval.
oEach SAR will be subject to the terms set forth in an Award Certificate, setting forth the terms (including the base price of the SAR), methods of exercise, methods of settlement, forms of consideration payable in settlement and any other terms and conditions as determined by the Committee at the time of the grant, including forfeiture of such Awards if continuous service is terminated or a performance goal is not met during the applicable restriction period.
•Restricted Stock: Restricted Stock Awards consist of Stock grants that are subject to certain restrictions and risk of forfeiture. Under the terms of the Plan:
oRestricted Stock Awards shall be evidenced by an Award Certificate setting forth the terms, conditions and restrictions of the Award.
oExcept as set forth in any Award Certificate or special Plan document governing an Award of Restricted Stock, recipients of such Awards have all the rights of a shareowner with respect to such Restricted Stock, including entitlement to dividend rights, except that the Committee may determine that dividends on such Awards will be reinvested in additional Shares or otherwise reinvested and shall not be paid prior to the lapse of all restrictions to which the Restricted Stock Awards are subject.
oSubject to the terms of the Award Certificate, or except as otherwise determined by the Committee at the time of the Award grant, the award will be forfeited upon termination of continuous service or failure to satisfy a performance goal during the applicable restriction period.
•RSUs: RSU Awards consist of the right to receive a specified number of shares of Stock (or the equivalent value in cash or other property in the Committee’s discretion) in the future, which are subject to certain restrictions and risk of forfeiture. Under the terms of the Plan:
oRSUs shall be evidenced by an Award Certificate setting forth the terms, conditions and restrictions of the Award.
oExcept as set forth in any Award Certificate or special Plan document governing an Award of RSUs, grantees of such Awards have none of the rights of a shareowner with respect to such Awards until such time as the Shares are paid in settlement of the RSUs.
oThe Committee is authorized to grant Dividend Equivalents with respect to such RSUs provided that they are not distributed prior to the vesting of the Shares subject to the Award.
oSubject to the terms of the Award Certificate, or except as otherwise determined by the Committee at the time of the Award grant, the award will be forfeited upon termination of continuous service or failure to satisfy a performance goal during the applicable restriction period.

Exhibit 10.4
•Deferred Stock Units: Deferred Stock Unit Awards grant a right to receive Shares (or the equivalent value in cash or other property in the Committee’s discretion) at a future time as determined by the Committee, or, in the case of voluntary deferral elections, as determined by the recipient within guidelines established by the Committee. Under the terms of the Plan:
oDeferred Stock Unit Awards shall be evidenced by an Award Certificate setting forth the terms, conditions and restrictions of the Award.
oExcept as set forth in any Award Certificate or special Plan document governing an Award of Deferred Stock Units, recipients of such Awards have none of the rights of a shareowner with respect to such Awards until such time as the Shares are paid in settlement of the Deferred Stock Units.
oThe Committee is authorized to grant Dividend Equivalents with respect to such Deferred Stock Unit Awards provided that they are not distributed prior to the vesting of the Shares subject to the Award.
oSubject to the terms of the Award Certificate, or except as otherwise determined by the Committee at the time of the Award grant, the award will be forfeited upon termination of continuous service or failure to satisfy a performance goal during the applicable restriction period.
•Performance Awards: The Committee is authorized to grant any Award with performance-based vesting criteria. Under the terms of the Plan:
oThe Committee has the discretion to determine the number of Performance Awards and the performance-based vesting criteria.
oAll Performance Awards shall be evidenced by an Award Certificate or administrative guidelines established by the Committee.
oDividend equivalents on such Shares shall be reinvested in additional Performance Shares, which shall be allocated to the same performance period and on the same conditions as the original award.
oPerformance Awards may be earned based on the Company’s achievement of Company-wide, individual, or region, department, division or functional goals.
oIf a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate, (ii) permit the Participant to continue to hold the outstanding grants with no adjustment or (iii) make a cash payment to the participant in an amount determined by the Committee.
Additional Terms and Conditions of Awards. Below are the terms and conditions of your Award Grants under the Plan. Defined terms used but not defined herein have the meaning ascribed to them in the Plan.
•Settlement of Awards. Settlement of Awards may be made in Stock, an equivalent value in cash, a combination of both, or other forms of property as the Committee shall determine.
•Payment of Withholding Taxes. To satisfy the Company’s tax withholding obligations, the Company will have the right to deduct such taxes from payment of any kind due to the Participant. Unless otherwise determined by the Committee, any such withholding requirement may be satisfied

Exhibit 10.4
by withholding from the Award having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes. Please refer to “U.S. Federal Income Tax Facts,” below, for additional information.
•Acceptance of Award. The Company requires acknowledgement of acceptance of your Award via manual or electronic signature, as requested by the Company. Failure to acknowledge acceptance of your Award will result in cancellation of your Award.
•Limits on Transferability. Except in the case of an Incentive Stock Option pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code or where the Committee otherwise permits in accordance with the Plan, unexercised or restricted Awards are not transferable or assignable, and may not be pledged, assigned or otherwise alienated or hypothecated (other than by will or the laws of descent and distribution). Participants will be asked to file a beneficiary designation form with the Company that names the beneficiary or beneficiaries of the Awards.
•Effect of Death or Disability. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s continuous service by reason of death or Disability:
all outstanding Options and SARs shall become fully exercisable for a period of one year or until the earlier expiration of the original term of the Option or SAR;
all time-based vesting restrictions applicable to outstanding RSU or Restricted Stock Awards shall lapse and unvested RSUs and Restricted Stock will be paid as in accordance with the terms and conditions approved by the Committee for such Awards; and
the payout of outstanding Performance Awards shall be prorated based on the number of months employed during each measurement period and shall be paid at the end of the Award period based on actual Company performance.
•Forfeiture Events. Awards under the Plan shall be subject to any applicable compensation recoupment policy that the Company may adopt. In addition, the Committee may specify in an Award Certificate that the Participant’s rights with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Such events may include, but shall not be limited to, voluntary termination prior to Retirement eligibility, termination of employment for Cause, violation of a Non-Compete Agreement, Non-Solicitation Agreement or Confidentiality Agreement, failure to provide one-year’s notice of retirement if you are in a position designated as Senior Vice President or above, (except in the event of death, Disability or waiver by the Committee), or other conduct by the Participant that is detrimental to the business interest or reputation of the Company or any Affiliate or any act that is determined by the Senior Vice President, Human Resources and Corporate Affairs or other executive specified by the Committee, to be a deliberate disregard of the Company’s rules.
•Change in Control of the Company. Except as may be provided in a Change in Control Agreement, an Award Certificate, or separate Plan document or agreement with the Participant, the following rules shall apply in the event of a Change in Control:
(1)Awards that are substituted or assumed by the Surviving Entity and the Participant’s employment is terminated without cause or the Participant resigns for Good Reason:
•Outstanding Options or SARs will become fully vested and exercisable as of the employment termination date;
•All time-based vesting restrictions on outstanding Awards shall lapse as of the employment termination date; and

Exhibit 10.4
•For Performance Awards that were outstanding immediately prior to the Change in Control, the number of units issued as a replacement Award is determined as of the date of the Change in Control based on target performance where the Change in Control occurs less than one year after the start of the performance period; or actual Company performance measured through the date of the Change in Control (or, if applicable, the date on which the Company’s last complete fiscal quarter immediately proceeding the date of the Change in Control ended) where the Change in Control occurs one year or more after the start of the performance period.
(2)Awards that are not substituted or assumed by the Surviving Entity in a manner approved by the Committee or Board.
•Outstanding Options or SARs will become fully vested and exercisable as of the Change in Control date;
•All time-based vesting restrictions on Outstanding Awards shall lapse as of the Change in Control date;
•For outstanding Performance Awards, performance goals shall be deemed satisfied as described herein and all other vesting restrictions shall lapse as of the date of the Change in Control, the level of performance achievement under outstanding Performance Awards shall be based on target Company performance where the Change in Control occurs less than one year after the start of the performance period; or actual Company performance measured through the date of the Change in Control (or, if applicable, the date on which the Company’s last complete fiscal quarter immediately preceding the date of the Change in Control ended) where the Change in Control occurs one year or more after the start of the performance period.
•Acceleration for Any Reason other than a Change in Control. The Committee may in its discretion determine that all or a portion of any Awards shall become fully or partially vested or exercisable, that part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied. The Committee may differentiate among Participants and among Awards granted to a Participant in exercising this discretion.
•Awards Granted under Previous Plans. Awards issued under another Company plan (e.g., under the Company’s 2009 Amended and Restated Incentive Compensation Plan), shall continue to be subject the terms of such prior plan and the instruments evidencing such Awards, unless otherwise specified in the Award Certificate.
•Modifications to Individual Awards. The Committee shall have the discretion to modify the terms and conditions applicable to Awards as reflected in an Award Certificate, a special Plan Document, or an agreement with a Participant. The Committee may differentiate among Participants and among Awards granted to a Participant in exercising this discretion.
•Financial Restatement. Pursuant to the terms of the Company’s Clawback Policy dated October 10, 2023 (the “Clawback Policy”), in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company will recoup Erroneously Awarded Compensation received by an Executive Officer (as those terms are defined in the Clawback Policy) using such methods that the Committee, in its sole discretion, determines is appropriate for recoupment. Additional clawback provisions may apply under administrative guidelines established by the Committee.

Exhibit 10.4
•Changes in Stock. In the event of any stock dividend, split, reclassification or other analogous change in capitalization, or any distribution (other than regular cash dividends) to holders of the Company’s common stock, the Committee will make such adjustments, if any, as it deems to be equitable in the number of Shares subject to an Award.
•No Guarantee of Employment. Participation in the Plan and receipt of an Award thereunder will not give you any right to a subsequent award, or any right to continued employment by the Company for any period, nor will the granting of an award give the Company any right to your continued services for any period.
•Compliance with Laws and Regulations. It is intended that this Award, and any securities issued pursuant to this Award, will comply with all provisions of U.S. federal and applicable state securities laws. In addition, if a participant is a reporting person under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then he or she is subject to the provisions of Section 16 of the Exchange Act which generally provides for the recovery by the Company of profits realized from the purchase and sale, or sale and purchase, of shares of common stock within any six-month period.
U.S. Federal Income Tax Facts

Please note that the information below describes only the impact of U.S. federal income tax law. The Company has provided information on the tax impact of the Plan in other jurisdictions separately. Participants outside the United States. should refer to the tax information relevant to their specific jurisdiction- and may also want to consult a tax or financial advisor.
Below is a summary of the principal U.S. federal income tax consequences under the Code of the grant and payout of Awards. This summary is based on laws, regulations and other authority in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. The following summary does not include any discussion of state, local or non-U.S. income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular employee eligible to receive an award. In addition, this summary does not apply to every specific transaction that may occur. You should consult your tax advisor for precise advice pertaining to your circumstances. To the extent applicable, the Plan is administered in compliance with Section 409A of the Code.
The grant of Awards will not constitute taxable income to you or a deduction to us. When you receive or have the right to receive Shares, or the equivalent value in cash, as applicable, in settlement of your Award, you will realize taxable ordinary income in an amount equal to the Fair Market Value of the Shares underlying the Award or the dollar value of the cash settlement, as applicable, and we will be entitled to a deduction in the same amount, provided that we comply with applicable income tax reporting requirements.
The settlement of your Awards is deemed “wages” by the Internal Revenue Service and is subject to all payroll tax withholding, including Social Security, Medicare and federal, state and local income taxes. For purposes of payroll reporting and tax withholding, if applicable, we will value the Shares underlying the Award at the closing price of our stock on the trading day preceding the Committee meeting when the payout is approved. If your actual effective federal tax rate is greater than the withholding rate, you may need to make an estimated tax payment to avoid penalties for underpayment of estimated tax.
If you dispose of the Shares delivered to you in respect of an Award that has been settled in Stock, you will have a capital gain or loss to the extent the amount realized from the sale differs from the tax basis. This capital gain or loss will be a long-term capital gain or loss if the Shares have been held for the required holding period under the Code.

Exhibit 10.4
A U.S. participant whose income exceeds certain thresholds will be subject to an additional Medicare tax on all or a portion of his or her “net investment income,” which may include all or a portion of the gain from the disposition of shares of common stock.
In the event of a Change in Control, a special additional excise tax may be imposed on individuals who receive payments in the nature of compensation that are contingent upon, or connected with, the occurrence of a Change in Control or in effective control. The excise tax is currently 20% of the amount of any “excess parachute payments” incurred by a U.S. taxpayer who is deemed to be a disqualified person with respect to the corporation undergoing a Change in Control or an effective Change in Control. Disqualified individuals include certain officers, certain significant shareowners and certain highly compensated employees. If vesting or settlement of an Award is accelerated upon a Change in Control, a U.S. Participant who is a disqualified person may become subject to this additional excise tax. To the extent any such payment of compensation is subject to the excise tax, the Company will be denied the ability to claim a federal income tax deduction with respect to such amount.
Other Information
•Termination and Modification. Our Board of Directors may terminate the Plan at any time. It may also alter or amend the Plan at any time, provided, however, that without the approval of our shareowners, no amendment may be made that would increase the maximum number of Shares for which Awards may be granted under the Plan (except in the case of adjustments in the event of stock changes referred to above).
•Administration. The Plan is administered by the Committee, which is composed of not less than three non-employee directors designated by our Board of Directors. Members of the Committee are selected annually. The Committee has authority to interpret the Plan and to establish rules and regulations for its administration, to select persons eligible to participate in the Plan and to provide for the grant of Awards thereunder. The Committee acts as an administrator of the Plan, not as a trustee or in any other fiduciary capacity with respect thereto. The Plan provides that no member of the Committee will be liable for any action or failure to act in good faith in the administration of the Plan or any Award. To obtain additional information about the Plan and its administrators, please contact our Corporate Secretary at International Paper Company, 6400 Poplar Avenue, Memphis, Tennessee, 38197, U.S.A. (telephone: 901-419-9000).
•Our Stock. The aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan is 9,250,000 plus a number of additional Shares underlying Awards outstanding under the Company’s Amended and Restated 2009 Incentive Compensation Plan, that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. Shares covered by Awards that are cancelled, terminated, forfeited or lapse for any reason, are settled in cash, are withheld to satisfy tax withholding obligations (except with respect to cashless exercises of Options or SARs), and PSUs that are not issued because of the failure to achieve maximum performance goal, are again available for grant under the Plan. The maximum number of shares available for future Awards under the Plan may be increased from time to time by a vote of the shareowners.
Available Information
We will provide without charge to you, upon your written or oral request to us at the address set forth below, (i) a copy of our most recent annual report to shareowners, (ii) any and all information incorporated by reference in the registration statement of which this prospectus is a part, excluding exhibits to the information incorporated by reference unless such exhibits are incorporated therein, which

Exhibit 10.4
information is incorporated by reference into this Section 10(a) prospectus, and (iii) all other documents required to be delivered to employees pursuant to Rule 428(b). We may provide additional updating information regarding the securities, the administration of our Plan and the Plan itself by means of appendices to this prospectus. You should direct any such written or oral request to International Paper Company, 6400 Poplar Avenue, Memphis, Tennessee, 38197, U.S.A. Attention: Corporate Secretary (telephone 901-419-9000).
The Company’s outstanding common stock is listed on the New York Stock Exchange under the trading symbol “IP.” The Company also maintains an internet website at www.internationalpaper.com by which you may review its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act.